EXHIBIT A

                            INDEX SERIES OF THE TRUST

-------------------------------------------------------------- ----------------
INDEX SERIES                                                    EFFECTIVE DATE
-------------------------------------------------------------- ----------------
First Trust DJ STOXX(R) Select Dividend 30 Index Fund             08/23/2007
-------------------------------------------------------------- ----------------
First Trust  FTSE EPRA/NAREIT Global Real Estate Index Fund       08/23/2007
-------------------------------------------------------------- ----------------
First Trust Dow Jones Global Select Dividend Index Fund           11/20/2007
-------------------------------------------------------------- ----------------
First Trust Europe Select AlphaDEX(TM) Fund
-------------------------------------------------------------- ----------------
First Trust Japan Select AlphaDEX(TM) Fund
-------------------------------------------------------------- ----------------
First Trust Global IPOX-100 Index Fund
-------------------------------------------------------------- ----------------
First Trust ISE Global Wind Energy Index Fund                     06/13/2008
-------------------------------------------------------------- ----------------